UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019 adomani, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4740 Green River Road, Suite 106

Corona, California 92880

(Address of principal executive offices) (Zip Code)

(951) 407-9860

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	ADOM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 3.01.Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 13, 2019, ADOMANI, Inc. (“ADOMANI”) was notified by the staff (the “Staff”) of the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) that NASDAQ has initiated proceedings to delist ADOMANI’s common stock from trading on The NASDAQ Capital Market due to ADOMANI’s failure to regain compliance with the $1.00 minimum bid price requirement for continued listing pursuant to Listing Rule 5550(a)(2) of The NASDAQ Stock Market (the “Minimum Bid Price Requirement”) within the applicable compliance period.

As previously reported, on August 16, 2018, ADOMANI received a letter from the Staff notifying ADOMANI that, for the previous 30 consecutive business days, the bid price for its common stock did not satisfy the Minimum Bid Price Requirement. In accordance with Listing Rule 5810(c)(3)(A) of The NASDAQ Stock Market, ADOMANI was automatically afforded an initial “compliance period” of 180 calendar days following the date of the notification, or until February 12, 2019, in which to regain compliance with the Minimum Bid Price Requirement.

ADOMANI did not regain compliance with the Minimum Bid Price Requirement by the deadline of February 12, 2019. On February 13, 2019, ADOMANI received a letter from the Staff notifying ADOMANI that, pursuant to Listing Rule 5810(c)(3)(A), ADOMANI was eligible for an additional “compliance period” of 180 calendar days, or until August 12, 2019, to regain compliance with the Minimum Bid Price Requirement. The Staff’s determination in the February 13, 2019 notification letter was based on ADOMANI meeting, as of the last day of the initial “compliance period”, the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The NASDAQ Capital Market other than the Minimum Bid Price Requirement, as well as ADOMANI’s intention to regain compliance by effecting a reverse stock split, if necessary.

ADOMANI was unable to obtain the requisite approval of its stockholders needed to effect a reverse stock split and was otherwise unable to regain compliance with the Minimum Bid Price Requirement by the August 12, 2019 deadline. As a result, the Staff notified ADOMANI, by letter dated August 13, 2019, that NASDAQ has initiated proceedings to delist ADOMANI’s common stock from trading on The NASDAQ Capital Market. It is currently expected that the trading of ADOMANI’s common stock will be suspended by NASDAQ at the opening of business on August 22, 2019, and that a Form 25-NSE will thereafter be filed with the Securities and Exchange Commission to effect the removal of ADOMANI’s securities from listing and registration on NASDAQ.

ADOMANI has submitted an application for listing on the OTCQX® Best Market and, pending the completion of the application process and its acceptance by the OTC Markets Group, ADOMANI intends for its common stock to be listed for trading on the OTCQX under its current trading symbol “ADOM”. Following the completion of the delisting of its common stock, ADOMANI will remain a reporting company under the Securities Exchange Act of 1934 and continue to be subject to the public reporting requirements of the Securities and Exchange Commission.

On August 14, 2019, ADOMANI issued a press release regarding NASDAQ’s commencement of delisting proceedings and the related change in its trading market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of ADOMANI, Inc. issued on August 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOMANI, Inc.

Date: August 15, 2019	By:	/s/ Michael K. Menerey
Michael K. Menerey
Chief Financial Officer